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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 3 to the Registration Statement of Index, Inc. on Form S-4 of our report dated January 27, 1996, appearing in the Proxy/Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Newman Summary Historical Financial Data", "Newman Selected Historical Financial Data" and "Experts" in such Proxy/Prospectus.


                                            CHESHIER & FULLER, INC.
                                            A Professional Corporation

Dallas, Texas

October 17, 1996